UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. __ )

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[ ]	Preliminary Information Statement
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NEXIEN BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

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NEXIEN BIOPHARMA, INC.

4340 East Kentucky Avenue, Suite 206

Glendale, Colorado 80246

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE

WRITTEN CONSENT OF STOCKHOLDERS, DATED MARCH 4, 2019,

IN LIEU OF AN ANNUAL MEETING OF THE STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that Nexien BioPharma, Inc., a Delaware corporation (“we,” “us,” “our,” “NXEN,” or the “Company”) will take action pursuant to the written consent of the holders of a majority of the outstanding shares of common stock dated March 4, 2019, in lieu of an annual meeting of the stockholders.

The holders of a majority of our outstanding common stock, owning approximately 67.9% of the outstanding shares of our common stock, have executed a written consent in favor of the action explained above that are described in greater detail in the Information Statement accompanying this notice. This consent will satisfy the stockholder approval requirement for the proposed action and allow us to take the proposed actions on or about March 29, 2019

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of the holders of a majority of our common stock satisfies any applicable stockholder voting requirement of the Delaware corporate law and our Certificate of Incorporation and Bylaws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for informational purposes only and explains the terms of our proposed actions. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,

/s/ Alex Wasyl
Chief Executive Officer

NEXIEN BIOPHARMA, INC.

4340 East Kentucky Avenue, Suite 206

Glendale, Colorado 80246

INFORMATION STATEMENT

A Notice of Internet Availability of this information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) has been mailed on or about March 7, 2019 to the stockholders of record as of March 1, 2019 (the “Record Date”) of Nexien BioPharma, Inc., a Delaware corporation, in connection with the election of directors, approval of the 2018 Equity Incentive Plan, and ratification of accountants, to be taken pursuant to the written consent of the stockholders, dated March 4, 2019, holding a majority of the outstanding shares of common stock. We intend to make this Information Statement available to our stockholders on or about March 7, 2019. This Information Statement and Annual Report on Form 10-K for the year ended June 30, 2018 are available for viewing on the Internet at: http://www.nexienbiopharma.com/proxy.html.

The actions to be taken pursuant to the written consent shall be implemented on or about March 29, 2019, at least 20 days after the mailing of a Notice of Internet Availability of this Information Statement. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The resolutions adopted by the stockholders of the Company holding a majority of the outstanding shares of common stock give us the authority to elect directors, approve the 2018 Equity Incentive Plan, and ratify our selection of accountants.

The board of directors of NXEN adopted resolutions authorizing the taking of the actions described above and recommended that the stockholders adopt resolutions approving this action. Furthermore, the written consent of the stockholders is sufficient under Delaware law to authorize the actions described above. Section 228 of the Delaware General Corporation Law (“DGCL”) provides that, unless otherwise provided in the certificate of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Finally, our Certificate of Incorporation and Bylaws do not prohibit the actions described herein.

As of the close of business on the Record Date, we had 53,715,996 shares of common stock outstanding. The common stock is our only class of securities entitled to vote. Each outstanding share of common stock is entitled to one vote per share.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We acknowledge that this Information Statement as well as other filings with the Securities and Exchange Commission (“SEC”) and our releases issued to the public contain various statements relating to future results, including certain projections and business trends. These statements constitute “Forward-Looking Statements.”

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Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this Information Statement and in other disclosures. Finally, NXEN’s future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in NXEN’s other filings with the SEC. Actual results may differ materially from those expressed or implied by forward-looking statements.

INTERESTS OF DIRECTORS AND OFFICERS IN MATTERS TO BE ACTED UPON

Other than the election of the nominated directors, no director or officer, or associate of any director or officer or any other person will receive extra or special benefit from the matters described herein which is not shared on a pro rata basis by all other holders of securities of the same class in accordance with their respective interests. If approved by our stockholders, our officers and directors will be eligible to participate in our 2018 Equity Incentive Plan on the same terms and conditions as all of our eligible participants and will not receive any extra or special benefit by participating in such plan that is not shared by each plan participant.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 200,000,000 shares of common stock, of which 53,715,996 shares were issued and outstanding, and 10,000,000 shares of preferred stock, no shares of which were issued or outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, no proxies or consents are being solicited in connection with the matters described in this Information Statement because the holders of a majority of the outstanding shares of common stock have already voted in favor of the name change by executing and delivering a written consent dated March 4, 2019. The shares represented by the aforementioned written consent constituted sufficient voting power to approve the matters described in this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate actions described herein will not be taken until a date at least 20 days after the date on which the Notice of Internet Availability of this Information Statement has been mailed to our stockholders. We anticipate that the actions contemplated herein will be effected on or about March 29, 2019.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Current Ownership

The following table sets forth information regarding the number of shares of NXEN Common Stock beneficially owned on the Record Date by each person who is known by NXEN to beneficially own 5% or more of NXEN Common Stock and each of the directors and executive officers of NXEN.

Name of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership		Percent of Class for Vote (2)
Kanativa USA Inc.	24,000,000		44.7%
Alex Wasyl	5,445,000		10.1%
Alain Bankier	4,088,500	(3)	7.4%
Frank Manganella	2,420,000		4.5%
Evan Wasoff	1,585,000	(4)	2.9%
Richard Greenberg	1,081,750	(5)	2.0%
Joseph Aceto	1,045,000		1.9%
Robert Goldfarb	1,028,800		1.9%
Lindy Snider	542,500	(6)	1.0%
Courtney Clark	37,500	(7)	0.1%
All officers and directors as a group (9 persons)	17,274,050	(8)	30.6%

(1)	The address of each beneficial owner is 4340 E. Kentucky Avenue, Suite 206, Denver, Colorado 80246.
(2)	Applicable percentage ownership is based on 53,715,996 Shares of Common Stock outstanding as of March 1, 2019. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating each person’s or group’s percentage ownership, shares of our common stock issuable upon the exercise of options or warrants, and vesting of restricted stock or through conversion of another security within 60 days of March 1, 2019 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(3)	Includes 1,832,500 shares issuable upon exercise of stock options.
(4)	Includes 585,000 shares issuable upon exercise of stock options.
(5)	Includes 193,750 shares issuable upon exercise of stock options.
(6)	Includes 62,500 shares issuable upon exercise of stock options.
(7)	Includes 37,500 shares issuable upon exercise of stock options.
(8)	Includes 2,711,250 shares issuable upon exercise of stock options.

CHANGES IN CONTROL

We are not aware of any arrangements, including any pledge by any person of securities of the NXEN or any of its parents, the operation of which may at a subsequent date result in a change in control of the NXEN.

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PROPOSAL ONE

ELECTION OF DIRECTORS

The first item to be acted upon is the election of five directors to our Board of Directors. Each of the persons elected will serve a term of one year and until the election and qualification of his or her successor. We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries. Each nominee has consented to being named as a nominee and to serve if elected.

Director candidates were nominated by the Board of Directors. To date, it has not been necessary to engage a third-party search firm to assist in identifying suitable candidates for directors. The Board of Directors believes that our existing Board members and executive management have sufficient networks of business contacts to form a suitable candidate pool from which nominees may be identified in the future.

If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. The Company’s directors are elected by a plurality vote.

Nominees for Director to be Elected

Name	Age	Title
Alain Bankier Alex Wasyl	64 30	Executive Chair of the Board and Chief Strategy Officer Chief Executive Officer and Director
Richard Greenberg	69	Director
Lindy Snider	56	Director
Courtney Clark	53	Director

Alain Bankier, 64, Executive Chair of the Board and Chief Strategy Officer, is an active investor, entrepreneur and advisor to a variety of companies in the legal cannabis, technology and food/tech industries. From 2008 until 2014, Mr. Bankier was Co-President and Co-CEO of The Manischewitz Company, the world’s leading manufacturer of kosher foods, following a merger with SFG, Inc, his specialty food companies holding company, which he co-founded in 2001. SFG’s strategy is to build value by acquiring companies that were in need of restructuring due to operational, branding and financial issues. Prior to his career in the food industry, Mr. Bankier was the Co-Head of Corporate Finance North America at BNPParibas from 1989 until 2001, following BNPParibas’s acquisition of Vendome & Company, Inc. in 1981, Mr. Bankier founded Vendome & Company, Inc., an international investment bank, with offices in New York, Paris and Stuttgart. Mr. Bankier also co-founded the New York Angels, a member-based organization that secures funding and mentoring start-up companies and investment opportunities for its members, where he is still an active investor, since 1995. Mr. Bankier has a BS from the Wharton School and a BA from the University of Pennsylvania. He also has an MBA from NYU Stern and from HEC Paris. The Company believes that Mr. Bankier brings entrepreneurial, financial and investment experience to the Board.

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Alex Wasyl, 30, Chief Executive Officer and Director, was the co-founder of CRX Bio Holdings LLC. In addition, he has been the managing director of Elevated Life Sciences, a full-service life sciences research and product development company, which he founded in February 2009. Elevated Life Sciences specializes in full service product development, brand management, supply chain management and third-party quality control oversight and related services across the biotechnology, pharmaceuticals, green cleaning technology, as well as other industry sectors. Through his experience at Elevated Life Sciences, Alex has developed an in-depth knowledge of the development of cannabinoid formulations and therapeutics. He has a bachelor’s degree in business administration from the College of New Jersey, having studied Marketing and Consumer Behavior Psychology, and has done further study in biology, biochemistry and physiology. The Company believes that Mr. Wasyl’s experience in product development, life sciences, and more specifically, the development of cannabinoid pharmaceutical formulations, is a valuable contribution to the Board.

Richard Greenberg, 69, Director since inception in March 2017. He has also served as Executive Vice President and a Director of Kanativa Inc. (formerly Intiva Inc). and Kanativa USA Inc. since their inception in February 2014 and August 2014, respectively. Mr. Greenberg has over 30 years of legal, consulting, and regulatory compliance experience. Mr. Greenberg has served as a Subcommittee Counsel for the U.S. House of Representatives, and as a Senior Enforcement Attorney for the U.S. Environmental Protection Agency. Mr. Greenberg was a founder of TechLaw, Inc., a national consulting firm serving both the federal government and industry clients. Previous management roles include Director of Environmental Management Consulting Services for PricewaterhouseCoopers. Mr. Greenberg received a B.A. degree from City University of New York – Queens College and a J.D. degree from Rutgers University School of Law. The Company believes that Mr. Greenberg’s brings legal, consulting and regulatory compliance experience to the Board.

Lindy Snider, 56, Director, is an active entrepreneur, philanthropist and advocate for the benefits of medical cannabis. In 2003, Ms. Snider founded and created the Pennsylvania-based Lindi Skin, the first-ever skincare collection dedicated to help relieve the often-debilitating skin side-effects of individuals undergoing cancer therapies including chemotherapy and radiation. Lindi Skin represents an entirely new niche in dermatology and oncology, providing cancer patients with skin care products that bring a sense of wellness and control as they deal with the side effects of their chemotherapy and radiation treatment, which include widely known conditions of hair loss and nausea, among other side-effects. Lindi Skin helps patients address the lesser known skin side-effects of sores, rashes, burns, flaky skin and loss of skin elasticity that often result. Ms. Snider, as an active and dedicated philanthropist, is also an active board member of many Philadelphia and national charitable and other philanthropic organization, which include: Cancer Forward; PSPCA; National Museum of American Jewish History; Shoah Foundation’s Next Generation Council; Philadelphia Orchestra; Fox Chase Cancer Foundation; and the Snider Foundation. Ms. Snider is a founder and director of Athletes for Care, an organization dedicated to creating a community where former professional athlete can find support, opportunity and purpose in life after a career in sports. The organization is a strong advocate of the use of medical cannabis, as well as a director of Stem Holdings Inc., which owns and leases real estate to the marijuana industry. The common stock of Stem Holdings is registered under the Securities Exchange Act of 1934 and trades on the OTCQB under the symbol “STMH”. Ms. Snider is chair of the Entrepreneurship and Social Impact Initiative of The Lambert Center for the Study of Medicinal Cannabis and Hemp at Thomas Jefferson University in Philadelphia and is also an associate fellow of the Institute of Emerging Health Professions, Thomas Jefferson University. The Company values Ms. Snider’s entrepreneurial experience and background in the medical cannabis industry.

Courtney Clark, 53, Director, has more than 15 years of corporate finance expertise. She founded Aspen Peak Advisors, a marketing and investment banking firm in 2010 after having been an analyst and investment banker with TerraNova Capital Partners specializing in global emerging growth companies, primarily in the energy, technology, and medical device spaces. While at TerraNova she was Managing Director of the Public Capital Markets Group where she provided hands-on service and structuring through all stages of capital raising as well as after-market support for companies in the nascence of their corporate presence. Prior to investment banking, Ms. Clark was a Sales Director for First Resort Software (now owned by Gaylord Entertainment, GET:NYSE) where for five years she managed the sales and supported the implementation of integrated software solutions for companies involved in resort and hotel management. Ms. Clark holds a BA from Georgetown University and an MBA from the University of Colorado Leeds School of Business. She is a mentor in the public school system and a hospice volunteer in her community. The Company believes that Ms. Clark bring corporate finance experience to the Board.

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There are no agreements with respect to the election of directors other than as provided in the Share Exchange Agreement.

Our directors, officers or affiliates have not, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

The Board held 4 meetings during fiscal year ended June 30, 2018. During the fiscal year ended June 30, 2018, no director attended fewer than 75% of the meetings of the Board of Directors and Board committees of which the director was a member. The Board took action by unanimous written consent 20 times during fiscal year ended June 30, 2018.

Compensation Committee and Nominations Committee

We do not have any of the above-mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our entire board of directors.

Audit Committee

Our Audit Committee members are Courtney Clark (Chair), Alain Bankier and Lindy Snider. Both Courtney Clark and Lindy Snider are independent.

The Board of Directors has determined that Courtney Clark, who is independent, is the audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements, (d) understands internal controls over financial reporting and (e) understands audit committee functions.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive officers; however, the Company plans to implement such a code in the near future.

Potential Conflicts of Interest

Since we do not have a compensation committee comprised of independent Directors, the functions that would have been performed by such committee are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own. There is also a potential conflict in that Richard Greenberg, Evan Wasoff, Lindy Snider and Courtney Clark are either officers and/or directors of Kanativa USA Inc. and/or its parent, Kanativa Inc., which owns approximately 44.7% of outstanding shares of BioPharma.

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We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. The Board’s Audit Committee is responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Company’s officers, directors and persons who beneficially own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC, and to furnish to our Company copies of such reports.

Based solely on the review of Forms 3 and 4 received by our Company during the June 30, 2018 fiscal year, as required under Section 16(a)(2) of the Exchange Act, the following persons, although they reported all their transactions as required on either a Form 3 or Form 4, did not report on a timely basis: Alain Bankier, an officer and director, filed one Form 4 late (relating to 1 transaction); Jeffrey Friedland, a former officer and director, filed one Form 4 late (relating to one transaction); Robert Goldfarb, an officer, filed two Forms 4 late; Richard Greenberg, an officer and director, filed one Form 4 late (relating to 1 transaction); Kanativa USA Inc., a 10% or more beneficial owner, filed its Form 3 late; and Lindy Snider, a director, filed her Form 3 and one Form 4 late (relating to 1 transaction).

Stockholder Communications

Stockholders can mail communications to the Board, c/o Secretary, Nexien BioPharma, Inc., 4340 East Kentucky Avenue, Suite 206, Glendale, Colorado 80246, who will forward the correspondence to each addressee.

Certain Related Party Transactions

The Company’s wholly-owned subsidiary, Intiva BioPharma Inc., a Colorado corporation (“Colorado BioPharma”) was formed as a subsidiary of Kanativa USA Inc. in March 2017. Kanativa USA Inc. is a subsidiary of Kanativa Inc. (formerly Intiva Inc.), an Ontario, Canada corporation.

In March 2017, Colorado BioPharma issued 24,000,000 shares of its common stock to Kanativa USA Inc. as consideration for costs and expenses paid by Kanativa USA Inc. on behalf of Colorado BioPharma and Kotzker aggregating $201,228, and the contribution of 100% of the ownership of Kotzker. There is no agreement or other understanding for Kanativa USA Inc. or any affiliate of Kanativa USA to provide any additional capital investment and/or loans to BioPharma.

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Three of our directors, Courtney Clark, Richard Greenberg and Lindy Snider, are three of Kanativa’s six-person board of directors. Evan Wasoff, the Company’s Chief Financial Officer, and Richard Greenberg are also officers of Kanativa and serve in similar positions with other subsidiaries and affiliated entities of Kanativa.

In June 2017, pursuant to a Private Debt Purchase Agreement, Colorado BioPharma assumed a debt obligation of the Company owed to Ivo Heiden in the amount of $86,670. Mr. Heiden was a former officer, director and control shareholder of the Company. Also in June 2017, Kanativa USA Inc. purchased 3,333,333 shares of the Company’s common stock from Mr. Heiden and Securities Compliance Corp. for a total of $188,330, which were cancelled upon completion of the Share Exchange Transaction.

On August 10, 2017, Colorado BioPharma granted an aggregate of 6,400,000 shares of its restricted common stock to its executive officers and/or directors, subject to forfeiture. Forfeiture restrictions as to one-third of each grant lapsed as of the initial date of grant (August 10, 2017), and restrictions as to 8-1/3% of each grant will lapse at the end of each calendar quarter beginning December 31, 2017. On July 25, 2018, the Board of Directors approved the accelerated vesting of the shares granted to Alain Bankier and Evan Wasoff.

In September 2017, the Company entered into a Securities Services Agreement with Compliance Services Corp. pursuant to which the Company issued a total of 200,000 shares of the Registrant’s common stock to each of Ivo Heiden and Securities Compliance Corp. and agreed to register such shares for resale. The Company has requested the return of a portion of the shares, as it believes that not all of the services were rendered under the agreement.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons was or is indebted to us in the year 2018 and to date.

Director Independence

NASDAQ Rule 5605, which sets forth several tests to determine whether a director of a listed Company is independent, provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

In determining whether our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Based on that definition we believe that Lindy Snider and Courtney Clark are our independent directors.

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Executive Officers

Information relating to our non-director executive officers is as follows:

Name	Age	Current Position with Company
Evan Wasoff	71	Chief Financial Officer
Robert Goldfarb	62	Chief Operating Officer
Dr. Joseph Aceto	61	Vice President of Legal and Intellectual Property Counsel
Frank Manganella	53	Vice President of Corporate Development

The executive officers have provided the following information about themselves:

Evan Wasoff, 71, Chief Financial Officer, has over 40 years of experience as a certified public accountant. Mr. Wasoff also serves as CFO of Kanativa Inc. (formerly Intiva Inc.) From 2005 to 2012, Mr. Wasoff served as the Chief Financial Officer and compliance officer at Falcon Oil and Gas Ltd., a Canadian oil and gas exploration company with activities in Hungary, Australia, Canada and the United States. Since 2012, he has been the principal of AZCO Financial Management, LLC, located in Boulder Colorado, providing business advisory and consulting services and outsourced CFO and controllership services to publicly-reporting and private companies. Mr. Wasoff holds a Certified Public Accounting license in Colorado. He received a B.S. degree in accounting from the State University of New York at Albany, and an MBA in Finance from the University of Colorado.

Robert Goldfarb, 62, Chief Operating Officer, has over 37 years of legal experience, with much of that focused on the pharmaceutical industry. Since 2007, Mr. Goldfarb has been President and general counsel for privately-held Accu-Break Pharmaceuticals, Inc. Since 2011, he has been a director of privately-held Sustained Nano Systems LLC. Mr. Goldfarb obtained his bachelor’s degree from the University of Connecticut and his J.D. from the University of Florida. He is a member of the Florida Bar.

Dr. Joseph Aceto, 61, Vice President of Legal and Intellectual Property Counsel, has been in the private practice of law since 2009, consulting on intellectual property matters, prosecuting, managing and advising clients on trademark and copyright matters, due diligence review, and intellectual property licensing. With a Ph.D. in pharmacology, he also works with clients in technology areas associated with new drugs, drug applications, nanotechnology, microfluidics, diagnostic assays, medical devices and several non-healthcare related disciplines. From 2002 to 2008, Dr. Aceto worked as internal counsel and director of intellectual property for Immunicon, Corp., a publicly traded, start-up biotech and medical device company with operations in the US and Europe. Dr. Aceto received his law degree from Widener University School of Law in 2000, his Ph.D. degree from Temple University in 1987, and an M.S. degree in biomedical engineering and science from Drexel University in 1983.

Frank Manganella, 53, Vice President of Corporate Development, has been the managing partner of portfolio management for CH3 Partners, a funds management, consultancy and financial advisory firm based in New York focused on the legal cannabis industry since October 2015. CH3 Partners specializes in assisting seed-stage to developed companies in the cannabis industry with business development, company due diligence and strategic planning for current and future growth. CH3 Partners works with companies specializing in media, marketing and licensing, legal services, financial services, cultivation and retail, delivery mechanisms, technology and life sciences, with a focus on the benefits of medicinal marijuana. From March 2011 to June 2014, Mr. Manganella was managing director and head of FIC Sales – Americas and global head of Hedge Fund Sales at Commerzbank AG. In his role, he was responsible for distribution and product development across multiple asset-classes geographical jurisdictions and products, including fixed income, currencies, commodities, emerging markets, credit and loans, ETFs and indices. Mr. Manganella received his MBA degree from Durham University in 2013.

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The term of office of each officer ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

We are not aware of any material proceedings to which any of the non-director executive officers, or any associate of any such officer, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries. During the last five years, none of the non-director officers has (i) had any bankruptcy petition filed by or against any business of which such person was an officer; (ii) had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

The following table sets forth information about the remuneration of our principal executive officer for services rendered during our fiscal years ended June 30, 2018 and 2017, and our other executive officers that had total compensation of $100,000 or more for our last completed full fiscal year (the “Named Officers”). Certain tables and columns have been omitted as no information was required to be disclosed under those tables or columns.

SUMMARY COMPENSATION TABLE

Name and principal position	Fiscal year	Salary ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Alain Bankier (Interim Chief Executive Officer and Chief Strategy Officer) (1)	2018	-0-	200,000	-0-	-0-	200,000
Jeffrey Friedland (former Chief Executive	2018	-0-	104,167	-0-	-0-	104,167
Officer) (2)	2017	-0-	-0-	-0-	-0-	-0-
Evan Wasoff (Chief Financial Officer	2018	20,000	125,000	-0-	-0-	145,000
	2017	-0-	-0-	-0-	-0-	-0-
Robert Goldfarb (Chief Operating Officer)	2018	132,000	125,000	-0-	-0-	257,000
	2017	78,352	-0-	-0-	-0-	78,352
Richard Greenberg (Executive Vice	2018	-0-	100,000	-0-	-0-	100,000
President and Chairman)	2017	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Bankier has served in these capacities since March 8, 2018.
(2)	Mr. Friedland served as the Chief Executive Officer until March 7, 2018.

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The following table sets forth information with respect to stock awards for the Named Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Alain Bankier	666,667	(1)	2,633,335	-0-	-0-
Jeffrey Friedland	-0-	(2)	-0-	-0-	-0-
Evan Wasoff	416,667	(1)	1,645,835	-0-	-0-
Robert Goldfarb	416,667		1,645,835	-0-	-0-
Richard Greenberg	333,333		1,316,665	-0-	-0-

(1)	On July 25, 2018, the Board approved the accelerated vesting of the shares granted to Messrs. Bankier and Wasoff.
(2)	Upon Mr. Friedland’s resignation on March 7, 2018, all unvested shares were forfeited.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

None of our executive officers or directors are parties to any employment contracts. No retirement, pension, profit sharing, or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

Director Compensation

We currently do not compensate our directors in cash for acting as such. We also reimburse our directors for reasonable expenses incurred in connection with their service as directors. There were no directors, outside of the Named Officers, who received compensation from us for the fiscal year ended June 30, 2018.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

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PROPOSAL TWO

APPROVAL OF THE NEXIEN BIOPHARMA, INC.

2018 EQUITY INCENTIVE PLAN

Stockholders will be asked to approve the Nexien BioPharma, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), which was adopted, subject to stockholder approval, by the board of directors on March 31, 2018.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the company, and that incentive compensation plans like the proposed 2018 Plan are an important attraction, retention and motivation tool for participants in the plan.

On August 10, 2017, our subsidiary adopted its 2017 Stock Incentive Plan (the “2017 Stock Plan”) under which the board of directors is authorized the grant up to 7,200,000 shares of its common stock. The 2017 Stock Plan is a long-term incentive plan that provides compensation to eligible plan participants intended to serve as performance incentive. On August 10, 2017, our subsidiary granted 6,400,000 shares of its common stock under the 2017 Stock Plan to its officers and directors. On March 8, 2018, 1,166,667 shares were forfeited.

On March 31, 2018, the board of directors approved a 2018 Equity Incentive Plan and has recommended its adoption by the Company’s stockholders. The total number of shares reserved and available for grant and issuance under the 2018 Plan is 8,000,000 shares, plus any reserved shares not issued or subject to outstanding grants under the 2017 Stock Plan and shares that cease to be subject to awards under the 2017 Stock Plan because of forfeiture. In addition, the number of shares available for grant and issuance under the 2018 Plan will be increased on July 1 of each of the next ten calendar years by the lesser of (a) 15% of the number of shares issued during the most recently completed fiscal year or (b) such number of shares determined by the board of directors. The 2018 Plan permits the board to grant a variety of incentive awards: stock options, restricted stock awards, stock bonus awards, and stock appreciation rights.

Summary Description of the 2018 Plan

The principal terms of the 2018 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2018 Plan, which appears as Appendix I to this Proxy Statement.

The 2018 Plan is intended to (i) encourage ownership of shares by our employees and directors and certain consultants to the company; (ii) induce them to work for the benefit of the company; and (iii) provide additional incentive for such persons to promote the success of the company.

Our board of directors or one or more committees of two or more disinterested directors appointed by our board of directors will administer the 2018 Plan. Persons eligible to receive awards under the 2018 Plan include officers or employees of the company or any of our subsidiaries, directors of the company, and certain consultants and advisors to the company or any of our subsidiaries.

The board of directors or committee may amend, suspend or discontinue the 2018 Plan at any time or from time to time; provided that no action of the board will cause incentive stock options granted under this Plan not to comply with Section 422 of the Internal Revenue Code unless the board specifically declares such action to be made for that purpose and provided further that without the approval of our stockholders, no such action may: (i) materially increase the maximum aggregate number of shares that may be issued under options granted pursuant to the Plan, (ii) materially increase the benefits accruing to Plan participants, or (iii) materially modify eligibility requirements for the participants. Moreover, no such action may alter or impair any option previously granted under the Plan without the consent of the holder of such option.

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The 2018 Plan contains provisions for proportionate adjustment of the number of shares for outstanding award and the exercise price per share in the event of stock dividends, recapitalizations, stock splits or combinations.

Each award granted under the 2018 Plan will be evidenced by a written agreement between us and the optionee. The option price of any incentive stock option may be not less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock will have an option price of not less than 110% of the fair market value per share on the date of grant. The option price of any non-qualified stock option may not be less than 85% of the fair market value per share on the date of grant of the option. “Fair Market Value” per share as of a particular date is defined in the 2018 Plan as the closing price of our common stock as reported on a national securities exchange or the last transaction price on the reporting system or, if none, the average of the closing bid and asked prices of our common stock in the over-the-counter market or, if such quotations are unavailable, the value determined by the board in its discretion in good faith.

The exercise period of incentive stock options or non-qualified options granted under the 2018 Plan may not exceed ten years from the date of grant thereof. Incentive stock options granted to a person owning more than ten percent of the total combined voting power of our common stock will be for no more than five years.

The various awards that may be granted under the 2018 Plan will be subject to such vesting and other requirements as determined by the board of directors as committee.

To exercise an option, the optionee must pay the full exercise price in cash, by check or such other legal consideration as may be approved by the committee. Such other consideration may consist of shares of common stock having a fair market value equal to the option price, cashless exercise, a personal recourse note, or in a combination of cash, shares, cashless exercise and a note, subject to approval of the committee.

Awards granted under the 2018 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. An option may not be exercised unless the optionee then is an employee, consultant, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, consultant, officer, or director of our company since the date of grant of the option. If the optionee ceases to be an employee, consultant, officer, or director of our company or its subsidiaries other than by reason of death, disability, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate upon the date specified in the options agreement, but no sooner than 90 days from the optionee’s termination date and no later than the expiration date of the option.

If the employee is terminated “for cause” (as that term is defined in the Plan), such employee’s options will terminate immediately on the date the optionee ceases employment or association.

13

If an optionee dies while an employee, consultant, officer or director of our company, or if the optionee’s employment, consultant, officer, or director status terminates by reason of disability, all options theretofore granted to such optionee, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee, by the optionee or by the optionee’s estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of the death or disability of the optionee.

As of March 1, 2019 stock options have been granted under the 2018 Plan as follows:

Recipient	Grant Date	Expiration Date	Number of Shares	Exercise Price
Alain Bankier – officer	7/25/2018	7/25/2025	840,000	$0.54
Evan Wasoff – officer	7/25/2018	7/25/2025	420,000	$0.54
Mark Lubchenco – consultant	7/25/2018	7/25/2025	100,000	$0.54
Richard Greenberg – officer and director	7/25/2018	7/25/2025	150,000	$0.54
Lindy Snider – director	7/25/2018	7/25/2025	100,000	$0.54
Alain Banker - director	7/25/2018	7/25/2025	100,000	$0.54
Linda Klumpers - consultant	7/25/2018	7/25/2025	100,000	$0.54
Courtney Clark	8/10/2018	8/10/2025	100,000	$0.38
Alain Bankier – officer	10/1/2018	10/1/2025	500,000	$0.48
Alain Banker – officer	10/26/2018	10/26/2025	500,000	$0.655
Evan Wasoff – officer	10/26/2018	10/26/2025	200,000	$0.655
Richard Greenberg - officer	10/26/2018	10/26/2025	100,000	$0.655

Federal Income Tax Consequences of Awards under the 2018 Plan

The U.S. federal income tax consequences of the 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN.

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PROPOSAL THREE

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has appointed M&K CPAS (“M&K”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending June 30, 2019 and to perform other appropriate accounting services. M&K has served as our independent registered public accounting firm since August 2017, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of M&K to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2019 for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Board of Directors will reconsider its selection.

The following table is a summary of the fees billed to us by M&K CPAS for professional services for the fiscal years as disclosed in the table below:

Fee Category	Fees Billed for Fiscal 2018	Fees Billed for Fiscal 2017

Audit Fees (1)	$15,900	$9,500
Audit-Related Fees (2)	6,150	–
Tax Fees	–	–
All Other Fees	–	–
Total Fees	$22,050	$9,500

(1)	Includes audit of annual financial statements and review of unaudited quarterly financial statements.
(2)	Includes review of our registration statement.

Audit Committee Pre-Approval Policies and Procedures

According to the Audit Committee Charter, the Audit Committee is to review and preapprove both audit and non-audit services to be provided by the independent auditor. The authority to grant preapprovals may be delegated to one or more designated members of the audit committee, whose decisions will be presented to the full audit committee at its next regularly scheduled meeting.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of the Notice of Internet Availability to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Nexien BioPharma, Inc., 4340 East Kentucky Avenue, Suite 206, Glendale, Colorado 80246, to inform us of their request; or
●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

15

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, these reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Nexien BioPharma, Inc., 4340 East Kentucky Avenue, Suite 206, Glendale, Colorado 80246, Attn: Secretary.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this Information Statement other than those contained in this Information Statement. If you are given any information or representations about these matters that is not discussed in this Information Statement, you must not rely on that information.

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APPENDIX I

NEXIEN BIOPHARMA, INC.

2018 EQUITY INCENTIVE PLAN

Table of Contents

1.	PURPOSE	1
2.	SHARESSUBJECTTOTHEPLAN	1
2.1.	NumberofSharesAvailable	1
2.2.	Lapsed,ReturnedAwards	1
2.3.	MinimumShareReserve	1
2.4.	AutomaticShareReserveIncrease	2
2.5.	Limitations	2
2.6.	AdjustmentofShares	2
3.	ELIGIBILITY	2
4.	ADMINISTRATION	2
4.1.	CommitteeComposition;Authority	2
4.2.	CommitteeInterpretationandDiscretion	4
4.3.	Section162(m)oftheCodeandSection16oftheExchangeAct	4
4.4.	Documentation	5
4.5.	ForeignAwardRecipients	5
5.	OPTIONS	5
5.1.	OptionGrant	5
5.2.	DateofGrant	5
5.3.	ExercisePeriod	6
5.4.	ExercisePrice	6
5.5.	MethodofExercise	6
5.6.	TerminationofService	6
5.7.	LimitationsonExercise	7
5.8.	LimitationsonISOs	7
5.9.	Modification,ExtensionorRenewal	8
5.10.	NoDisqualification	8
6.	RESTRICTEDSTOCKAWARDS	8
6.1.	RestrictedStockPurchaseAgreement	8
6.2.	PurchasePrice	8
6.3.	TermsofRestrictedStockAwards	8
6.4.	TerminationofService	9
7.	STOCKBONUSAWARDS	9
7.1.	TermsofStockBonusAwards	9

7.2.	FormofPaymenttoParticipant	9
7.3.	TerminationofService	9
8.	STOCKAPPRECIATIONRIGHTS	9
8.1.	TermsofSARs	9
8.2.	ExercisePeriodandExpirationDate	10
8.3.	FormofSettlement	10
8.4.	TerminationofService	10
9.	PAYMENTFORSHAREPURCHASES	10
10.	GRANTSTONON-EMPLOYEEDIRECTORS	11
11.	WITHHOLDINGTAXES	11
11.1.	WithholdingGenerally	11
11.2.	StockWithholding	11
12.	TRANSFERABILITY	11
12.1.	TransferGenerally	11
12.2.	AwardTransferProgram	12
13.	PRIVILEGESOFSTOCKOWNERSHIP;RESTRICTIONSONSHARES	12
13.1.	VotingandDividends	12
13.2.	RestrictionsonShares	13
14.	CERTIFICATES	13
15.	ESCROW;PLEDGEOFSHARES	13
16.	REPRICING;EXCHANGEANDBUYOUTOFAWARDS	13
17.	SECURITIESLAWANDOTHERREGULATORYCOMPLIANCE	13
18.	NOOBLIGATIONTOEMPLOY	14
19.	CORPORATETRANSACTIONS	14
19.1.	AssumptionorReplacementofAwardsbySuccessor	14
19.2.	AssumptionofAwardsbyNexien	14
19.3.	Non-EmployeeDirectors’Awards	15
20.	ADOPTIONANDSTOCKHOLDERAPPROVAL	15
21.	TERMOFPLAN/GOVERNINGLAW	15
22.	AMENDMENTORTERMINATIONOFPLAN	15
23.	NONEXCLUSIVITYOFTHEPLAN	15
24.	INSIDERTRADINGPOLICY	15
25.	ALLAWARDSSUBJECTTOCOMPANYCLAWBACKORRECOUPMENTPOLICY	16
26.	DEFINITIONS	16

NEXIEN BIOPHARMA, INC.

2018 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Nexien, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in Nexien’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 26.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.6 and 19 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is Eight Million (8,000,000) Shares, plus (a) any reserved shares not issued or subject to outstanding grants under Nexien’s 2017 Stock Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), and (b) shares that are subject to awards granted under the Prior Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by Nexien at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 19.2 hereof.

2.3. Minimum Share Reserve. At all times Nexien will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan will be increased on July 1, of each of the first ten (10) calendar years during the term of the Plan, by the lesser of (a) fifteen percent (15%) of the number of Shares issued during the most recently completed fiscal year or (b) such number of Shares determined by the Board.

2.5. Limitations. No more than eighty percent (80%) Shares will be issued pursuant to the exercise of ISOs.

2.6. Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of Nexien, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a) and (b) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number and class of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number and class of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 10, will be proportionately adjusted, subject to any required action by the Board or the stockholders of Nexien and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive an Award or Awards for more than one million (1,000,000) Shares in any calendar year under this Plan except that new Employees of Nexien or of a Parent or Subsidiary of Nexien are eligible to be granted up to a maximum of an Award or Awards for two million (2,000,000) Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

Nexien BioPharma, Inc. 2018 Equity Incentive Plan - Page 2

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of Nexien or any Parent, Subsidiary or Affiliate;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been vested and/or earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

Nexien BioPharma, Inc. 2018 Equity Incentive Plan - Page 3

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on Nexien and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Nexien to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on Nexien and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on Nexien and the Participant.

4.3. Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering the Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code will consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director under Rule 16b-3, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. At least two (or a majority if more than two then serve on the Committee) such “outside directors” will approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee will determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of Nexien or not within the reasonable control of Nexien’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

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4.4. Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which Nexien, its Subsidiaries and Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to Nexien, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

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5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of Nexien or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 and the Award Agreement and in accordance with any procedures established by Nexien.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when Nexien receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of Nexien or of a duly authorized transfer agent of Nexien), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. Nexien will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

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(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than eighteen (18) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c) Cause. If the Participant’s Service terminates for Cause, then Participant’s Options will expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement or Award Agreement, Cause will have the meaning set forth in the Plan.

5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of Nexien and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

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5.9. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 16 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by Nexien to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to Nexien an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 9 of the Plan, and the Award Agreement and in accordance with any procedures established by Nexien.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with Nexien or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

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6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to Nexien or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with Nexien or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

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8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from Nexien in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from Nexien for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or Dividend Equivalent Right, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of Nexien to the Participant;

(b) by surrender of shares of Nexien held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

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(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to Nexien or a Parent or Subsidiary;

(d) by consideration received by Nexien pursuant to a broker-assisted or other form of cashless exercise program implemented by Nexien in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

10. GRANTS TO NON-EMPLOYEE DIRECTORS. [RESERVED]

11. WITHHOLDING TAXES.

11.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, Nexien may require the Participant to remit to Nexien, or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

11.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having Nexien withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to Nexien already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by Nexien. Nexien may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

12. TRANSFERABILITY.

12.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 12.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

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12.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee will have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 12.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued Service to Nexien or any Parent, Subsidiary or Affiliate, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

13. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

13.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of Nexien will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

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13.2. Restrictions on Shares. At the discretion of the Committee, Nexien may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

14. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with Nexien or an agent designated by Nexien to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with Nexien all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to Nexien under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, Nexien will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities, exchange control or other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, Nexien will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that Nexien determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that Nexien determines to be necessary or advisable. Nexien will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and Nexien will have no liability for any inability or failure to do so.

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18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, Nexien or any Parent, Subsidiary or Affiliate or limit in any way the right of Nexien or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

19. CORPORATE TRANSACTIONS.

19.1. Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of Nexien held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

19.2. Assumption of Awards by Nexien. Nexien, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event Nexien assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event Nexien elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

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19.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

20. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of Nexien’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

21. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of Nexien, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan will affect any then-outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of Nexien for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24. INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by Nexien from time to time covering transactions in Nexien’s securities by Employees, officers and/or directors of Nexien, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

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25. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with Nexien that is applicable to executive officers, employees, directors or other service providers of Nexien, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

26. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

26.1. “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, Nexien and (ii) any entity in which Nexien has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

26.2. “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, or Stock Appreciation Right.

26.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between Nexien and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

26.4. “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

26.5. “Board” means the Board of Directors of Nexien.

26.6. “Cause” means a determination by Nexien that the Participant has committed an act or acts constituting any of the following: (i) dishonesty, fraud, misconduct or negligence in connection with Nexien duties, (ii) unauthorized disclosure or use of Nexien’s confidential or proprietary information, (iii) misappropriation of a business opportunity of Nexien, (iv) materially aiding a Nexien competitor, (v) a felony conviction; or (vi) failure or refusal to attend to the duties or obligations of the Participant’s position, or to comply with Nexien’s rules, policies or procedures. The determination as to whether a Participant is being terminated for Cause will be made in good faith by Nexien and will be final and binding on the Participant. The foregoing definition does not in any way limit Nexien’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 18 above, and the term “Nexien” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 26.6.

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26.7. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

26.8. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

26.9. “Common Stock” means the common stock of Nexien.

26.10. “Consultant” means any natural person, including an advisor or independent contractor, engaged by Nexien or a Parent, Subsidiary or Affiliate to render services to such entity.

26.11. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Nexien representing more than fifty percent (50%) of the total voting power represented by Nexien’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of Nexien will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by Nexien of all or substantially all of Nexien’s assets; (c) the consummation of a merger or consolidation of Nexien with any other corporation, other than a merger or consolidation which would result in the voting securities of Nexien outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of Nexien or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Nexien give up all of their equity interest in Nexien (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of Nexien) or (e) a change in the effective control of Nexien that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of Nexien, the acquisition of additional control of Nexien by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Nexien. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of Nexien or a change in the ownership of a substantial portion of the assets of Nexien, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

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26.12. “Director” means a member of the Board.

26.13. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

26.14. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

26.15. “Effective Date” means March 31, 2018.

26.16. “Employee” means any person, including Officers and Directors, providing services as an employee to Nexien or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by Nexien will be sufficient to constitute “employment” by Nexien.

26.17. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

26.18. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

26.19. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

26.20. “Fair Market Value” means, as of any date, the value of a share of Nexien’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

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(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

26.21. “Insider” means an officer or director of Nexien or any other person whose transactions in Nexien’s Common Stock are subject to Section 16 of the Exchange Act.

26.22. “Nexien” means Nexien BioPharma, Inc., a Delaware corporation, or any successor corporation.

26.23. “IRS” means the United States Internal Revenue Service.

26.24. “Non-Employee Director” means a Director who is not an Employee of Nexien or any Parent, Subsidiary or Affiliate.

26.25. “Option” means an award of an option to purchase Shares pursuant to Section 5.

26.26. “Parent” means any corporation (other than Nexien) in an unbroken chain of corporations ending with Nexien if each of such corporations other than Nexien owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

26.27. “Participant” means a person who holds an Award under this Plan.

26.28. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to Nexien as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit, or net operating profit;

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(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) Nexien’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows);

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Customer indicators and/or satisfaction;

(ff) New product invention or innovation;

(gg) Attainment of research and development milestones;

(hh) Improvements in productivity;

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(jj) Attainment of objective operating goals and employee metrics;

(jj) Sales;

(kk) Expenses;

(ll) Balance of cash, cash equivalents and marketable securities;

(mm) Completion of an identified special project;

(nn) Completion of a joint venture or other corporate transaction;

(oo) Employee satisfaction and/or retention;

(pp) Research and development expenses;

(qq) Working capital targets and changes in working capital; and

(rr) Any other metric that is capable of measurement as determined by the Committee.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

26.29. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

26.30. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

26.31. “Plan” means this Nexien BioPharma Inc. 2018 Equity Incentive Plan.

26.32. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

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26.33. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 10 of the Plan, or issued pursuant to the early exercise of an Option.

26.34. “SEC” means the United States Securities and Exchange Commission.

26.35. “Securities Act” means the United States Securities Act of 1933, as amended.

26.36. “Service” will mean service as an Employee, Consultant, Director or Non-Employee Director, to Nexien or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by Nexien; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by Nexien and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of Nexien or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Nexien-approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to Nexien throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An Employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not terminate a Participant’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

26.37. “Shares” means shares of Nexien’s Common Stock and the common stock of any successor entity.

26.38. “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 10 of the Plan.

26.39. “Stock Bonus” means an Award granted pursuant to Section 7 or Section 10 of the Plan.

26.40. “Subsidiary” means any corporation (other than Nexien) in an unbroken chain of corporations beginning with Nexien if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

26.41. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

26.42. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of Nexien (or any successor thereto).

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